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                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                                   Washington, D.C.


                                       FORM 8-K

                  Current Report Pursuant to Section 13 or 15(d) of
                         the Securities Exchange Act of 1934



Date of Report ( Date of earliest event reported) June 25, 1999
                                                  -------------


                                COMMUNITY BANCORP INC.
                                ----------------------
                (Exact name of Registrant as specified in its charter)




        DELAWARE                                                33-0859334
----------------------------            -------------       -------------------
(State or other jurisdiction            (File number)        (I.R.S. Employer
       of incorporation)                                    Identification No.)



130 West Fallbrook Street, Fallbrook, CA                             92028
-----------------------------------------                        -------------
 (Address of principal executive office)                           (Zip Code)




Registrant's telephone number, including area code:  (760) 723-8811
                                                     ---------------



            -------------------------------------------------------------
            (Former name or former address, if changed since last report)



                                Page 1 of ______ pages
                                 Exhibit Index page 4

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ITEM 5.   OTHER EVENTS

     On June 25, 1999, Fallbrook National Bank, a national banking association organized under the laws of the United States ("Bank"), completed its holding company reorganization, whereby the Bank became the wholly owned subsidiary of Community Bancorp Inc., a Delaware corporation ("Bancorp").

     Pursuant to the Restated and Amended Plan of Reorganization and Agreement of Merger, dated as of May 19, 1999, each outstanding share of Bank common stock was exchanged for one share of common stock of Bancorp.

     U.S. Stock Transfer Corporation, Glendale, California, is Bancorp's transfer agent.

     The filing of this 8-K Report by Bancorp registers its common stock with the Securities and Exchange Commission under Section 12(g) of the Securities Exchange Act of 1934, as amended ("Exchange Act"). The Bank previously filed Exchange Act reports with the Comptroller of the Currency.

     Bancorp's common stock is anticipated to begin trading on the Nasdaq National Market under the symbol "CMBC" on June 28, 1999. It succeeds the Bank's stock which was listed on the Nasdaq SmallCap market.

     A copy of the a press release issued June 25, 1999 by Bancorp is attached hereto.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (c)  Exhibits

          2 Restated and Amended Plan of Reorganization and Agreement of Merger, dated as of May 19, 1999

          99   Press Release

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                                      SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: June 25, 1999                    COMMUNITY BANCORP INC.


                                        By: /s/ L. Bruce Mills, Jr.
                                            ------------------------
                                            L. Bruce Mills, Jr.
                                            Executive Vice President

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                                    EXHIBIT INDEX


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EXHIBIT NO.    DESCRIPTION                                       PAGE NO.
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
2 Restated and Amended Plan of Reorganization and Agreement of Merger, dated as of May 19, 1999


99             Press Release

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